SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is made as of October 5, 2010 by and among OptimizeRx Corporation, a Nevada corporation (“Debtor”), Physicians Interactive Inc. (“PI”), a Delaware corporation, and Vicis Capital Master Fund (“Vicis”), a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands, as collateral agent for itself and PI (in such capacity, the “Collateral Agent”).

R E C I T A L S

WHEREAS, Debtor and Vicis are parties to that certain Amended and Restated Security Agreement dated as of June 4, 2010 between Debtor and Vicis (the “June Security Agreement”).

WHEREAS, pursuant to a Securities Purchase Agreement dated as of September 8, 2008, by and between Vicis and Debtor (the “Series A Purchase Agreement”), Debtor has issued shares of Debtor’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Shares”), to Vicis.

WHEREAS, pursuant to a Securities Purchase Agreement dated as of June 4, 2010, by and between Vicis and Debtor (the “Series B Purchase Agreement”), Debtor has issued shares and may issue additional shares of Debtor’s Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Shares” and together with the Series A Preferred Shares, the “Preferred Shares”), to Vicis.

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith, by and between PI and Debtor (as amended or modified from time to time, the “PI Purchase Agreement”), Debtor has agreed to sell and issue to PI, among other securities, a Secured Promissory Note in the principal amount of $1,000,000 (the “Note”).

WHEREAS, it is a material inducement to PI’s execution of the PI Purchase Agreement and purchase of the Note that the Debtor and Vicis execute and deliver to PI a second amended and restated security agreement in the form hereof.

WHEREAS, this Security Agreement is the Security Agreement referred to in the Series B Purchase Agreement and the PI Purchase Agreement.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with PI and Vicis as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not defined herein shall have the meaning given to them in the PI Purchase Agreement.  Capitalized terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral), the recitals and as follows:

1.1 Accounts.  “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

1.2 Collateral.  “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture, vehicles and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) all motor vehicles;

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to the Collateral Agent from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

1.3 Event of Default.  “Event of Default” shall have the meaning specified in the PI Purchase Agreement.

1.4 Inventory.  “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

1.5 Obligations.  “Obligations” shall mean (a) Debtor's obligation to pay dividends on, and redeem at the Maturity Date, the Preferred Shares as required by the terms thereof; (b) Debtor’s obligation to pay when due all debts, liabilities, obligations, covenants and agreements arising under the Note; (c) all obligations of the Debtor associated with any renewal, extension, refinancing, or amendment to the terms of the Preferred Shares or the Note; and (d) all other debts, liabilities, obligations, covenants and agreements of Debtor contained in the Transaction Documents.

1.6 Person.  “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

1.7 Security Agreement.  “Security Agreement” shall mean this Second Amended and Restated Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.8 Security Interest.  “Security Interest” shall mean the security interest of the Collateral Agent in the Collateral granted by Debtor pursuant to this Security Agreement.

1.9 Transaction Documents.  “Transaction Documents” shall mean, as applicable, (i) the Transaction Documents (as that term is defined in the Series A Purchase Agreement), (ii) the Transaction Documents (as that term is defined in the Series B Purchase Agreement), and (iii) the Transaction Documents (as that term is defined in the PI Purchase Agreement).

1.10 UCC.  “UCC” shall mean the Uniform Commercial Code as adopted in the State of Nevada and in effect from time to time.

ARTICLE II

THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1 The Security Interest.  To secure the full and complete payment and performance when due (whether at maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to the Collateral Agent, its successors and assigns, a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties.  Debtor hereby represents and warrants to the Collateral Agent, Vicis and PI that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Nevada corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement.  The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those which have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement.  All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor.  Debtor agrees to furnish any such information to the Collateral Agent promptly upon request.  Debtor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE III

AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Series B Purchase Agreement and PI Purchase Agreement and for sales of Inventory in the ordinary course of business.

3.2 Maintenance of Security Interest.

(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to the Collateral Agent and take such action and execute such financing statements and other documents as the Collateral Agent may from time to time request to maintain the perfected status of the Security Interest.  Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Series B Purchase Agreement and PI Purchase Agreement.

(b) Take any other action requested by the Collateral Agent to ensure the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any of the tangible Collateral is located in form and substance satisfactory to the Collateral Agent.

3.3 Locations.  Give the Collateral Agent at least 30 days prior written notice of Debtor’s intention to relocate the tangible Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location.  Any additional filings or refilings requested by the Collateral Agent as a result of any such relocation in order to maintain the Security Interest in the Collateral shall be at Debtor’s expense.

3.4 Insurance.  Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the applicable state.  Such insurance shall be for amounts not less than the actual replacement cost of the Collateral.  No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by the Collateral Agent.  Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of the Collateral Agent and will provide certificates of such insurance to the Collateral Agent.  Debtor shall cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to the Collateral Agent, that such insurer will give 30 days prior written notice to the Collateral Agent before such policy will be altered or canceled.  No settlement of any insurance claim shall be made without the Collateral Agent’s prior written consent.  In the event of any insured loss, Debtor shall promptly notify the Collateral Agent thereof in writing, and Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to the Collateral Agent as its interest may appear.  The Collateral Agent is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Debtor agrees to sign, on demand of the Collateral Agent, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization.  The proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by the Collateral Agent and disbursed and applied at the discretion of the Collateral Agent, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status.  (a) Without providing at least 30 days prior written notice to the Collateral Agent, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify the Collateral Agent of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV

RIGHTS AND REMEDIES

4.1 Right to Cure.  In case of failure by Debtor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, the Collateral Agent shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to the Collateral Agent immediately upon demand, together with interest at an annual rate equal to 10% from the date of disbursement by the Collateral Agent to the date of payment by Debtor.

4.2 Rights of Parties.  Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, the Collateral Agent may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by the Collateral Agent, which is reasonably convenient to the parties; and

(b) take physical possession of Inventory and other tangible Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e) receive and open mail addressed to Debtor; and

(f) on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney.  Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint the Collateral Agent as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts.  Upon the occurrence and during the continuance of an Event of Default and without limiting Debtor’s obligations under the Transaction Documents:  (a) Debtor authorizes the Collateral Agent to notify any and all debtors on the Accounts to make payment directly to the Collateral Agent (or to such place as the Collateral Agent may direct); (b) Debtor agrees, on written notice from the Collateral Agent, to deliver to the Collateral Agent promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; (c) the Collateral Agent may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor; and (d) the Collateral Agent may take any actions in accordance with Section 4.7 of this Agreement.

4.5 Reasonable Notice.  Written notice, when required by law, sent in accordance with the provisions of Section 6.7 and given at least ten business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the sole duty of the Collateral Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account.  This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default.  If the Collateral Agent so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of the Collateral Agent.  Debtor hereby authorizes and directs the Collateral Agent to deposit into a special collateral account to be established and maintained by the Collateral Agent all checks, drafts and cash payments received in said lock box.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied.  At its option, the Collateral Agent may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application selected in the sole discretion of the Collateral Agent, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account.  If a collateral account is so established, Debtor agrees that it will promptly deliver to the Collateral Agent, for deposit into said collateral account, all payments on Accounts and chattel paper received by it.  All such payments shall be delivered to the Collateral Agent in the form received (except for Debtor’s endorsement where necessary).  Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of PI and/or Vicis and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds.  The Collateral Agent shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the reasonable costs of any sale or other disposition;

(b) to the reasonable expenses incurred by the Collateral Agent in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment to Vicis and PI of the Obligations then due and owing on a pro-rata pari passu basis as follows:

i.
to Vicis an amount equal to the product of the total Obligations then due and owing multiplied by a fraction, the numerator being all Obligations then due and owing to Vicis and the denominator being all Obligations then due and owing to Vicis and PI;

ii.
to PI an amount equal to the product of the total Obligations then due and owing multiplied by a fraction, the numerator being all Obligations then due and owing to PI and the denominator being all Obligations then due and owing to Vicis and PI; and

(d) to Debtor.

4.9 Other Remedies.  No remedy herein conferred upon the Collateral Agent is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise.  No failure or delay on the part of the Collateral Agent in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V

COLLATERAL AGENT

5.1           Appointment; Duties.  Each of PI and Vicis hereby irrevocably appoints and authorizes the Collateral Agent to act as its collateral agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms hereof, together with such other powers as are reasonably incidental thereto.  The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interest of PI and Vicis in the Collateral and shall not impose any duty upon it to exercise any such powers.

5.2           Reliance.  The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, e-mail or other form of electronic communication, or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person and upon advice and statements of legal counsel (which may be counsel for Debtor), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall not be required in any way to determine the identity or authority of any person delivering or executing the same.

5.3           Required Consents.  Prior to the Maturity Date of the Note and the Maturity Dates of the Series A Preferred Shares and Series B Preferred Shares, as the term “Maturity Date” is defined in the Note and the Certificate of Designation, Preferences, and Rights of the Series A Preferred Stock and the Certificate of Designation, Preferences, and Rights of the Series B Preferred Stock, respectively, as the Maturity Date of the Series A Preferred Shares and Series B Preferred Shares have been deferred by Vicis pursuant to the Securityholders’ Agreement, dated as of the date hereof, by and among Vicis, PI and Debtor, the Collateral Agent shall not take any actions under this Agreement without the prior written consent of Vicis and PI, which consent shall not be unreasonably withheld.  After the Maturity Date of the Note and the Maturity Date of the Series B Preferred Shares, either Vicis or PI may instruct the Collateral Agent to enforce the rights and remedies available under this Agreement.  The Maturity Date of the Note shall not be extended without the prior written consent of Vicis and the Maturity Date of the Series A Preferred Shares and/or Series B Preferred Shares shall not be extended without the prior written consent of PI.

ARTICLE VI
MISCELLANEOUS

6.1 Expenses and Attorneys’ Fees.  Debtor shall pay all fees and expenses incurred by the Collateral Agent, PI and/or Vicis, including the fees of counsel including in-house counsel, in connection with the protection, administration and enforcement of the rights of the Collateral Agent, PI and/or Vicis under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

6.2 Setoff.  Debtor agrees that PI and Vicis shall have all rights of setoff and bankers’ lien provided by applicable law.

6.3 Assignability; Successors.  Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of PI and Vicis.  The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

6.4 Survival.  All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

6.5 Governing Law.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

6.6 Counterparts; Headings.  This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

6.7 Notices.  All communications or notices required or permitted by this Security Agreement shall be given to Debtor in accordance with Section 7 of the Securityholders’ Agreement of even date hereof by and among Debtor, PI and Vicis (the “Securityholders’ Agreement”).

6.8 Amendment; No Waiver; Cumulative Remedies.  No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor, PI, and Vicis.  The Collateral Agent, PI and/or Vicis shall not by any act (except by a written instrument signed by PI and/or Vicis), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent , PI and/or Vicis, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent, PI and/or Vicis of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, PI and/or Vicis would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.9 Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

6.10 WAIVER OF RIGHT TO JURY TRIAL.  PI, VICIS, AND DEBTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SECURITY AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

6.11 Submission to Jurisdiction.  As a material inducement to PI to make the Investment:

(a) DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURTS LOCATED IN NEW YORK AND DEBTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS.  DEBTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

(b) Debtor consents to the service of process in any such action or proceeding by certified mail sent to Debtor at the address specified in Section 7 of the Securityholders’ Agreement.

6.12 Effect of Amendment and Restatement.  This Security Agreement amends and restates the June Security Agreement and shall not be construed to be a substitution or novation of the June Security Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Second Amended and Restated Security Agreement has been executed as of the day and year first above written.

OPTIMIZERX CORPORATION

By:  /s/ H. David Lester
Name:  H. David Lester
Title:    Chief Executive Officer

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

By:
Name:
Title:

PHYSICIANS INTERACTIVE INC.

By:
Name:
Title:

SCHEDULE 1 TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT

Locations of Collateral

Organizational ID:

Address of Debtor’s records of Collateral and chief executive office:

407 Sixth Street, Rochester, MI 48307

Collateral Locations:

407 Sixth Street, Rochester, MI 48307

SCHEDULE 2 TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT

Intellectual Property

Patents

Trademarks

Copyrights